DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 32943-04

DEC 0 8 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Autovative Products, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Marianne Theresa Johnson Street Address: 2765 Wrondel Way, #1; City: Reno; NEVADA; Zip Code: 89502 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25,000,000 Par value: $.001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: David Funderburk Street Address: 2765 Wrondel Way, #1; City: Reno; State: NV; Zip Code: 89502 2. Name: Stan Windhorn Street Address: 22365 El Toro Rd., Ste. 158; City: Lake Forest; State: CA; Zip Code: 92630 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: David Funderburk; Signature: David Funderburk Address: 2765 Wrondel Way, #1; City: Reno; State: NV; Zip Code: 89502
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Marianne Theresa Johnson — Authorized Signature of R.A. or On Behalf of R.A. Company Date: 12-6-04

This form must be accompanied by appropriate fees. See attached fee schedule.